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                                                                   Exhibit 10.13


         AGREEMENT made in New York, New York on the 5th day of September, 1995, by and between Prudential Securities Incorporated ("PSI"), a Delaware corporation, having its principal office at One Seaport Plaza, New York, New York 10292 and John Hancock Clearing Corporation ("JHCC"), a Massachusetts corporation, having its principal office at One World Financial Center, New York, New York 10281, Tucker Anthony Incorporated ("TA"), a Massachusetts corporation, having its principal office at One Beacon Street, Boston, Massachusetts 02108 and Sutro & Co. Incorporated ("Sutro"), a Nevada corporation, having its principal office at 201 California Street, San Francisco, California 94111.

         WHEREAS, PSI is registered as a broker/dealer in securities; and

         WHEREAS, JHCC, TA and Sutro are also registered as broker/dealers in securities; and

         WHEREAS, Wexford Clearing Services Corporation ("WCSC") is a wholly owned subsidiary of PSI; and

         WHEREAS, JHCC is desirous of having PSI clear transactions and carry accounts for the customers of JHCC (the term "JHCC" shall


                  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS EXHIBIT, WHICH PORTIONS HAVE BEEN OMITTED AND REPLACED WITH [**] AND FILED SEPARATELY WITH THE COMMISSION
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                  include, unless stated otherwise or otherwise clear from the context in which it is used, JHCC's affiliated companies, TA and Sutro and any broker/dealer which JHCC may under the terms of this Agreement provide with clearing services ["Correspondent" or "Correspondents"]) and JHCC's proprietary accounts on a fully disclosed basis and whereby JHCC will be an introducing firm as contemplated by Rule 382 of the New York Stock Exchange, Inc. (the "EXCHANGE"), for which PSI will receive compensation as set forth below; and

         WHEREAS, PSI is also desirous of assigning its rights and obligations under this Agreement to WCSC upon its becoming a registered broker/dealer in securities;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

I. FINANCIAL ARRANGEMENTS: COMMISSIONS, CHARGES AND INTEREST

         The financial arrangements between the parties shall be those contained in Attachment I, which is made part of this Agreement.



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II. CONFIRMATIONS, STATEMENTS OF ACCOUNTS AND OTHER CUSTOMER REPORTS

         PSI shall furnish to JHCC, commission runs, transaction summaries and data feeds with respect to introduced accounts and other data which JHCC may reasonably request. Reports of executions, confirmations, statements and other notices relating to introduced accounts will be prepared by PSI appropriately marked to indicate that such accounts were introduced by JHCC, TA, Sutro or any Correspondent. Unless otherwise mutually agreed to in writing, confirmations shall be mailed to JHCC's customers by JHCC or, at JHCC's option, by PSI to JHCC's customers and monthly statements shall be mailed to JHCC's customers by PSI. Copies of all such customer reports will be provided to JHCC at its principal office or mailed directly to each of JHCC's branch offices at JHCC's request.

III. OPENING AND HANDLING OF ACCOUNTS

  A. GENERAL

  1) JHCC will furnish PSI all information and documentation as required by PSI for the opening of an account. Only PSI approved forms may be used. Such forms are to be commercially reasonable and their terms consistent with industry practice. To the extent permissible by applicable regulation and desired by JHCC, such forms shall be marked appropriately as being, as the case may be, documentation of JHCC, TA or Sutro.


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  2)     After prior consultation with JHCC, PSI, in its sole discretion, may refuse to accept any account or any order and may terminate any account previously accepted.

  3) JHCC agrees that none of its directors, partners, officers, agents, employees or authorized persons shall have discretionary power with respect to any account introduced to PSI, unless JHCC first obtains a properly executed written power of attorney from the account. JHCC hereby agrees to indemnify and hold PSI harmless against any loss, liability, damage, cost or expense (including but not limited to reasonable attorneys' fees and expenses) suffered or incurred by PSI directly or indirectly as a result of any liabilities or claims related to the exercise of discretionary authority over any accounts by JHCC, its directors, partners, officers, agents, employees or authorized persons.

  4) All transactions in any account are to be considered cash transactions until such time as JHCC has furnished to PSI margin and lending agreements on PSI approved forms duly executed by the customer and approved by a JHCC NASD principal.

  5) Any request for an extension of time for payment must be made to PSI. JHCC is responsible for determining that any such extension request is valid and in compliance with the requirements of PSI. After prior consultation with JHCC, PSI shall not be obligated to accept any such extension request


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         made by JHCC.

  6) JHCC accepts full responsibility for the authenticity of orders placed by JHCC for the accounts of JHCC's customers and proprietary accounts and for complying with all rules of the EXCHANGE and the NASD in placing such orders; without limiting the generality of the foregoing, JHCC will specifically be responsible for compliance with Rule 405 of the EXCHANGE and Article III, Subparagraph 2 of the NASD Rules of Fair Practice in connection with the placing of such orders.

  7) Nothing in this Paragraph (A), or the Agreement as a whole, shall be construed to require, or to impose any duty upon, either of the parties to do anything that might be in violation of the laws of any jurisdiction in which the parties do business under this Agreement, or the rules of any regulatory body (including Exchanges and Clearing Corporations) to which either or both parties are subject.

  8) JHCC agrees to familiarize itself with the basic guidelines of PSI operations procedures as contained in the PSI Correspondent Operations Manual ("Manual") which PSI shall provide to JHCC, along with any modifications or supplements to such manual which may be issued from time to time. JHCC agrees that it will be familiar with all applicable guidelines prior to the first scheduled trade date. PSI agrees to make the Manual, as then modified or supplemented, available to JHCC upon the execution of this



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         Agreement. PSI agrees further that the terms, requirements and applications, then in effect or to take effect in the future, of the Manual and its modifications and supplements will be commercially reasonable and consistent with industry practice.

  9) PSI will engage in all cashiering functions for introduced accounts, including the receipt, delivery and transfer of securities purchased, sold, borrowed and loaned, receiving and distributing payment therefor, holding in custody and safekeeping all securities and cash so received, the handling of margin accounts, the receipt and distribution of dividends and other distributions, and the processing of exchange offers, rights offerings, warrants, tender offers and redemptions.

  10) All correspondence, in the nature of customer inquiries or complaints, is to be directed to JHCC. Any such correspondence is to be reviewed and replied to by PSI or JHCC depending on who is responsible for the function which is the subject matter of the correspondence. If such correspondence is not directed to the appropriate party initially, PSI or JHCC shall promptly forward such correspondence to the appropriate party. Each party shall promptly furnish the other party with copies of all responses to any and all JHCC customer correspondence.

  11) PSI and JHCC respectively agree to maintain in accordance with applicable retention policies such books and records as may be required to discharge



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         their respective functions under this Agreement.

  12) PSI and JHCC agree to cooperate with each other with respect to the performance of the various functions performed by PSI or JHCC. Such cooperation shall include the provision to the other party of appropriate data pertinent to the functions to be performed by PSI or JHCC.

  13) PSI shall inform existing and future accounts in writing of the general nature of the functions performed by JHCC and PSI pursuant to the Agreement and Rule 382 of the Exchange, using PSI's standard letter, as amended by PSI from time to time.

  14) For the sole and exclusive purpose of the Securities Investor Protection Act and the financial responsibility rules of the Securities and Exchange Commission, JHCC's customers shall be deemed to be customers of PSI, as JHCC's Clearing Broker. Nothing herein shall cause JHCC's customers to be construed or interpreted as customers of PSI for any other purpose, or to negate the intent of any other section of this Agreement, including, but not limited to, the delineation of responsibilities as set forth elsewhere in this Agreement.

B. CASH TRANSACTIONS

         If securities purchased for cash are sold because of non-payment by JHCC or JHCC's customers or if securities sold in a cash account must be covered by

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PSI because of non-delivery or delivery of non-transferable securities by JHCC or JHCC's customers, then JHCC will promptly pay PSI any losses PSI may sustain as a result thereof.

C. MARGIN TRANSACTIONS

         It is understood that JHCC is responsible to PSI for collection of the margin required by PSI to support each transaction in margin accounts. After the initial margin on a transaction has been received, maintenance margin calls are to be made by PSI. JHCC agrees to be responsible for promptly obtaining margin on maintenance calls. After prior consultation with JHCC, PSI shall have the right to modify the margin requirements of any account or accounts from time to time. After prior consultation with JHCC, PSI shall determine the manner in which accounts are to be maintained for margin purposes. On all transactions, JHCC shall be solely and exclusively responsible to PSI for any loss, liability, damage, cost or expense (including but not limited to reasonable attorneys' fees and expenses) incurred or sustained by JHCC or PSI as a result of the failure of any account to make timely payment for the securities purchased by it or timely and good delivery of securities sold for it, or timely compliance by it with margin or margin maintenance calls, whether or not any margin extensions have been granted by PSI pursuant to the request of JHCC.



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D. UNSECURED DEBIT BALANCES

  1) Upon demand by PSI made upon JHCC, JHCC will pay PSI the amount of any unsecured debit balance, deficit or other financial obligation in any account other than such unsecured debit balances arising through the errors and omissions of PSI.

  2)     Upon JHCC's failure to pay PSI the amount as required in this Paragraph
         (D), Subparagraph 1, PSI after written notice to JHCC shall have the right to liquidate a sufficient portion of any position in JHCC's proprietary accounts and shall have the right to apply any proceeds of such liquidation towards any payment required to be made from JHCC to PSI pursuant to this Paragraph (D), Subparagraph 1; JHCC agrees and represents that it shall not make any withdrawals which would reduce the balance in its proprietary accounts below the amount demanded, without PSI's written consent, during the demand period. Notwithstanding Article XII, Paragraph (B) to the contrary, notice under this Article III, Paragraph (D), Subparagraph 2, shall be given by personal delivery or facsimile.

IV. SUPERVISION OF BUSINESS

  JHCC has sole responsibility, including sole supervisory responsibility, with respect to all accounts handled by the personnel of its organization. This sole responsibility includes, but is not limited to, the following:

  A.     Assuring that no transactions are made in violation of any laws or



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         regulations.

  B. Selecting, investigating, training, registering and supervising all personnel, registered or otherwise, who service the accounts.

  C. Establishing procedures to review transactions and trading in the accounts.

  D. Assuring the suitability of all transactions, including recommendations made to the accounts.

  E. Assuring the appropriateness of the frequency of trading in the accounts.

  F. Handling of any account for an employee or officer of any Exchange member organization, self-regulatory organization, bank, trust company, insurance company or other organizations engaged in the securities business and for the compliance with applicable rules and regulations.

  G.     Furnishing investment advice to the accounts.

V. INDEMNITY, INSURANCE REPRESENTATIONS AND WARRANTIES

  A. INDEMNIFICATION

  1) Each of the parties agrees to indemnify and hold the other harmless from and against any loss, damage, liability and expense including but not limited to reasonable attorney's fees and expenses which either party may incur or sustain in connection with any customer complaint, claim, cause of action, lawsuit or arbitration (collectively "Proceedings") to the extent the Proceedings arise from or are connected with the negligence or malfeasance of the other party in the exercise of its rights, duties and obligations under


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         this Agreement.

  2)     Any party seeking indemnification ("Indemnified Party") hereunder shall
         (a) give written notice to the other party from whom indemnification is sought ("Indemnifying Party") of any claim, suit, action or proceedings for which it seeks indemnification; and (b) permit the Indemnifying Party to retain counsel reasonably acceptable to the Indemnified Party to represent the Indemnifying and the Indemnified Party. The Indemnifying Party shall be responsible to pay reasonable attorney's fees for separate counsel for the Indemnified Party if such party can show that counsel retained by the Indemnifying Party would have a conflict of interest in representing both the Indemnifying Party and the Indemnified Party. However, in the event the Indemnified Party is unable to show that a conflict of interest exists, the Indemnified Party shall still have the right to hire separate counsel at its own expense.

  3) JHCC further agrees to indemnify PSI and hold it harmless from and against any loss, damage, liability and expense including but not limited to reasonable attorney's fees and expenses which PSI may sustain or incur arising from or connected with any securities, cash, checks, drafts, etc., received by PSI from JHCC or from any customer of JHCC in a transaction subject to this Agreement which shall be, or shall be claimed to be, counterfeit, forged, altered, spurious or invalid, or arising from or connected with any dishonest, fraudulent or criminal act of any person or persons



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         connected with or associated with JHCC, including losses resulting from trading, whether in the name of a genuine customer, or in JHCC's name, or in a fictitious account, or arising from or connected with any act or omission on the part of any person or persons connected with or associated with JHCC, or a customer's failure to pay for a transaction due to a delay in delivery or transfer of the securities to the customer or his agent, unless due to the negligence or willful misconduct of PSI or its agents. Notwithstanding anything herein to the contrary, JHCC shall not indemnify and hold harmless PSI with respect to matters set out in this Article V, Paragraph (A), Subparagraph 3, in the event such matters relate to or arise from the negligence of PSI with respect to any statutory or regulatory duty it may have in its capacity as a clearing broker.

  B. INSURANCE

  1) JHCC agrees to keep in full force and effect a stockbroker's blanket bond (Form 14), with coverage for all insuring clauses and other insurance required by the rules of the EXCHANGE as of the date of this Agreement in an amount acceptable to PSI, which amount shall be commercially reasonable and not in excess of customary industry practice, or in an amount representing the current minimum required limits of the EXCHANGE, whichever is the greater. JHCC agrees to furnish PSI within reasonable time after the completion of JHCC's annual audit, a statement



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         from its auditors to the effect that the bonds are in full force and effect.

  2) JHCC agrees to give PSI at least thirty (30) days prior written notice of any change or cancellation of the insurance referred to above.

  C. REPRESENTATIONS AND WARRANTIES

         Each party warrants and represents that except as disclosed in writing to the other party, there are no impediments, prior or existing regulatory, self-regulatory, administrative, civil or criminal matters affecting it and that each party is, and agrees to remain throughout its contractual relationship with each other, qualified to do business and properly licensed and registered as a broker/dealer in all states in which JHCC has and will be doing business and is, and will remain throughout its contractual relationship with each other, a member in good standing with the NASD. Each party further warrants and represents that there are no financial circumstances which will interfere with, or prevent it from fulfilling all of its duties and obligations throughout the course of its contractual relationship with the other party.

VI. DURATION AND TERMINATION OF AGREEMENT

  A. This Agreement shall take effect on execution hereof. The financial terms and services provided under this Agreement shall be for a term of five (5) years ("initial term") commencing from the date of the completion of conversion of JHCC to PSI in respect of JHCC's proprietary and customer


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         accounts (the "Conversion Date"), with the right of either party upon written notice, after three (3) years and each year thereafter, to renegotiate the financial terms and services in accordance with the Terms of Renegotiation contained in Attachment I,
         Article VI of this Agreement. The parties agree that, unless agreed to the contrary, conversion shall commence with respect to JHCC on or about February 16, 1996 and shall continue on each successive week thereafter until the Conversion Date which PSI shall use its best efforts to be on or about February 29, 1996.

  B. Unless written notice of termination shall have been received from the other party ninety (90) days prior to the expiration of the initial term, or any additional term, the term of this Agreement shall automatically be extended for a further twelve (12) months.

  C. JHCC may terminate this Agreement at any time it is in effect, including any extension hereof, by giving PSI eighteen (18) months written notice of JHCC's desire to terminate this Agreement provided that such notice of termination may not be effective before the one year anniversary of the Conversion Date.

  D. The termination or assignment of this agreement, howsoever caused, shall not release either party from any liability or responsibility to the other as of the date of termination or assignment, whether or not then ascertained, provided that such liability shall relate to transactions prior to the effective date of such termination or assignment.


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  E.     Notwithstanding any provision in this Agreement, the following events or occurrences shall constitute an Event of Default under this
         Agreement:

         1) either PSI or JHCC shall fail to perform or observe any term, covenant or condition to be performed or observed by it hereunder; or

         2) any representation or warranty made by either PSI or JHCC herein shall prove to be incorrect at any time in any material respect; or

         3) a receiver, liquidator or trustee of either PSI or JHCC or of any property held by either party, is appointed by court order and such order remains in effect for more than thirty (30) days; or an order for relief is entered against either PSI or JHCC in bankruptcy or similar proceedings; or any of its property is requested by court order and such order remains in effect for more than thirty (30) days; or a petition is filed against either PSI or JHCC under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within thirty
                  (30) days after such filing; or

         4) either PSI or JHCC files a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under such law; or



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         5)       either PSI or JHCC makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidation of either PSI or JHCC, or of any property held by either party, or a judgment in excess of fifty (50) percent of the aggregate net capital of JHCC, TA and Sutro is entered against JHCC and is not appealed from or satisfied within thirty (30) days; or

         6) either PSI or JHCC, but not including any Correspondent, is convicted of a felony.

  F. Upon any Event of Default by either party (the "defaulting party"), the defaulting party agrees to give immediate notice thereof to the other party (the "non-defaulting party"). Upon the occurrence of any such Event of Default, the non-defaulting party may, at its option, by notice to the defaulting party declare that this Agreement shall be thereby terminated and such termination shall be effective as of the date such notice has been sent or communicated to the defaulting party. If JHCC is the defaulting party, PSI agrees to provide JHCC with a reasonable period of time to secure clearing services with another party.

VII. ASSIGNMENT

  This Agreement shall be binding and inure to the benefit of JHCC and PSI, and their respective successors and assigns, except that JHCC may not assign or


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transfer any right hereunder without the prior written consent of PSI which consent shall not be unreasonably withheld. Without JHCC's prior consent, which consent shall not be unreasonably withheld, PSI may not assign this Agreement to any legal person which is not a direct or indirect wholly owned subsidiary of The Prudential Insurance Company of America. In the event of any assignment by PSI hereunder to any direct or indirect subsidiary of The Prudential Insurance Company of America, PSI agrees that at all times such assignment is in effect PSI shall unconditionally guarantee the performance, obligations and duties of the assignee and agrees further that in the event of any non-performance or default by the assignee such guarantee shall be construed in such a manner that PSI assumes liability as the primary obligor under this Agreement. In the event of any other assignment, PSI shall guarantee the assignee on the same terms as set forth in the immediately preceding sentence for a period which is the longer of five (5) years from the Conversion Date or eighteen (18) months from the date the assignment is in effect.

VIII. ARBITRATION

  Any dispute or controversy between the parties relating to or arising out of this Agreement shall be settled by using the arbitration facilities of the EXCHANGE or the NASD in New York, New York. The party making claim against the other will have the right to choose which arbitration facility will be utilized.



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IX. FINANCIAL INFORMATION, REPORTS AND CAPITAL WITHDRAWALS

  A. Each party agrees to furnish to the other a copy of the quarterly balance sheet and capital computation portion of the FOCUS Reports prepared in accordance with Rule 17a-5 of the Securities Exchange Act of 1934.

  B. JHCC agrees to give PSI written notice prior to any capital withdrawals exceeding thirty (30) percent of the aggregate net capital of JHCC, TA and Sutro under Rule 15c3-1 of the Securities Exchange Act of 1934 as reported in JHCC's most recent FOCUS Report furnished to PSI.

X. CAPITAL AND NET CAPITAL

  A. JHCC, TA and Sutro agree to maintain in the aggregate net capital of $25,000,000 or as required under the Rules of the EXCHANGE, Securities and Exchange Commission and the State of New York, whichever of the above is higher, and to maintain at all times a ratio of aggregate indebtedness, as that term is defined in SEC Rule 15c3-1, to net capital not in excess of 10 to 1.

  B. JHCC agrees to notify PSI promptly, but in any event within three (3) business days, if its net capital ratio exceeds 9 to 1.

XI. CONFIDENTIALITY

  PSI and each of its affiliated companies shall hold in confidence and shall use their best efforts to have all officers, directors and employees to hold in confidence any


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and all knowledge of a proprietary, secret or confidential nature with respect to the business of JHCC and its affiliated companies and shall not disclose, publish or make use of such knowledge without the written consent of JHCC. For the purpose of this Article XI the term "knowledge of a proprietary, secret or confidential nature" shall include, but not be limited to, customer lists and profile information, products and non-public JHCC marketing, business or trading programs and strategy.

XII. GENERAL

  A. As part of this Clearing Agreement, PSI will provide the following additional services as outlined in Attachment II. Notwithstanding anything in the Clearing Agreement to the contrary, the services outlined in Attachment III will not be provided without the prior written consent of PSI.

  B. Notice, as provided herein, shall be by certified mail, return receipt requested, and shall be sent to JHCC (Attention: John Goldsmith) at the address in this Agreement. Further, notice to PSI shall be sent to the attention of: Officer in Charge, Correspondent Division, at One New York Plaza, 11th floor, New York, NY 10292. Either party may change its address for notice purposes by giving written notice pursuant to registered mail of the new address to the other party.

  C. This Agreement contains the entire Agreement between the parties and cannot be amended or modified except in writing executed by both parties.

  D.     Neither this Agreement nor the operations hereunder shall be deemed to



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         create a joint venture, partnership or agency relationship.

  E. Each party agrees not to use the name of the other party in advertising or any promotional matters without the explicit written consent of the party whose name is being used.

  F. JHCC agrees not to maintain a fully disclosed clearing relationship with any broker/dealer other than PSI during the life of this Agreement.

  G. PSI agrees and covenants that in the event PSI is acquired or there is a change of control of PSI then (i) in the case where PSI is still directly or indirectly controlled by The Prudential Insurance Company of America, the terms of acquisition shall provide that without interruption clearing services will continue to be provided to JHCC consistent with the terms of this Agreement for a minimum period of time which is the longer of the remaining term of this Agreement and any extension thereof or eighteen (18) months from the date of notification of acquisition or change of control or (ii) in any other case, the terms of acquisition shall provide that without interruption clearing services will continue to be provided to JHCC consistent with the terms of this Agreement for a minimum period which is the longer of either eighteen (18) months from the date of notification of acquisition or change of control or eighteen (18) months from the first anniversary of the Conversion Date. JHCC shall have the option to terminate this Agreement without any further obligations to PSI or any assignee within ninety (90) days of the announcement of acquisition or



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         change of control provided six (6) months notice is given to PSI. Any continuation of clearing services shall be of a quality consistent to that contemplated by the terms of this Agreement and in the event that no agreement is in place with respect to the financial terms of a period of continuation, then such financial terms shall be commercially reasonable. The determination of commercially reasonable financial terms shall be based upon rates and amounts of prior year-to-year adjustments.

  H. The parties hereto acknowledge that PSI may use certain computer programs written solely by PSI (the "Software") in carrying out its duties under this Agreement. PSI hereby agrees that if during the term of this Agreement PSI ceases to do business for any reason, or there is a change of control of PSI, that PSI will provide JHCC at no cost a copy of the source code and object code of the Software promptly after such ceasing of PSI's business.

  I. JHCC agrees not to enter into a fully disclosed clearing relationship with any other introducing firm which is registered as a broker dealer in securities other than the existing clearing relationships listed in Schedule B annexed to this Agreement.

  J. JHCC must have a Dealer's Agreement with each Mutual Fund where required, prior to entering the initial order via PSI.

  K. The indemnification provisions contained in this Agreement shall remain operative and in full force and effect, regardless of the termination of this



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         Agreement, and shall survive any such termination.

  L. This agreement shall be deemed a contract under the laws of the State of New York and for all purposes, shall be construed and enforced in accordance with the laws of such state.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


JOHN HANCOCK                              PRUDENTIAL SECURITIES
CLEARING CORPORATION                      INCORPORATED

BY                                        BY
Signature: Nicholas E. Bonadies           Signature: Edward Schlitzer
           --------------------------                --------------------------
           Nicholas E. Bonadies                      Edward Schlitzer

TITLE: President                          TITLE: Managing Director
       ------------------------------            ------------------------------

DATE: September 8, 1995                   DATE: September 8, 1995
      -------------------------------           -------------------------------



TUCKER ANTHONY INCORPORATED               SUTRO & CO. INCORPORATED

BY                                        BY
Signature: Robert H. Yevich               Signature: G.V. McGough
           --------------------------                --------------------------
           Robert H. Yevich                          G.V. McGough

TITLE: Executive Vice President           TITLE: Chairman and CEO
       ------------------------------            ------------------------------

DATE: September 8, 1995                   DATE: September 8, 1995
      -------------------------------           -------------------------------

                      ATTACHMENT I - FINANCIAL ARRANGEMENTS


Prudential Securities Incorporated ("PSI") and John Hancock Clearing Corporation ("JHCC"), Tucker Anthony Incorporated ("TA") and Sutro & Co., Incorporated ("Sutro") agree to the following Financial Arrangements pursuant to the Clearing Agreement dated ______________:

I.       SECURITIES TRANSACTIONS

         PSI will charge JHCC ** per trade with a minimum of $** per year for the clearance and settlement of firm and customer transactions and the maintenance of JHCC's firm and client accounts.

         PSI will pay JHCC **% of their agency commissions, net of charges, on settlement date, and the balance two days after settlement date. All fees will be paid at month end. All wrap fees and other fees in lieu of commission will be billed quarterly in advance and paid to JHCC on the business day following the date on which such fees are charged to the customers' accounts.

                  NOTE: A trade is defined as a transaction executed for the same account, in the same security, on the same exchange, on the same side, at the same price, on the same day.

II.      INTEREST

         A. John Hancock Freedom Securities Corporation ("JHFS") will finance JHCC's customer and firm Net Debit Balance. The Net Debit Balance is the net of JHCC's (customer and firm) cash and margin debits, free credits, customer and firm short account credit balances covered by excess inventory and Money Market Fund suspense accounts.

                  PSI will charge JHCC ** basis points on the Net Debit Balance.

                  The amount to be financed by JHFS will be equal to the estimated Net Debit Balance determined jointly by JHCC and PSI by 11:00 a.m., New York time. If the Net Debit Balance exceeds the amount sourced by JHCC, the difference will be charged to JHCC at **. If the amount exceeds the Net Debit Balance,
                  PSI will credit JHCC at the **.

                   The interest charged on the Net Debit Balance will be debited to the JHCC firm account monthly.


             [**] Indicates that information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                  PSI will credit JHCC's firm account with any net interest charged JHCC's customers on margin and cash debits monthly, following the close of the customer interest cycle (Friday following the third Thursday).

         B. PSI will retain ** basis points of the stock borrow rebates attributable to JHCC's firm and customer stock borrows. The balance will be credited to JHCC monthly.

         C. Stock Loan Credit - PSI will credit JHCC ** basis points on **% of JHCC's average monthly margin debit balances, calculated and credited monthly.

III.     GENERAL

         A. PSI will provide JHCC with S&P Market Scope at $** per terminal. JHCC agrees to pay any increase in the service charge imposed by S&P for service usage.

         B. PSI will allow JHCC to use the Prudential Securities Municipal Bond Trading and Syndicate systems in their present form at a charge of $**.

         C.       PSI will charge JHCC $**.

         D. If JHCC requests data feeds or reports which require custom development, JHCC and PSI will determine what, if any, is a reasonable fee for such data feeds or reports. In any event PSI's fee to JHCC shall be at a commercially reasonable rate.

IV.      JHCC WILL PAY THE FOLLOWING FEES AND OUT OF POCKET EXPENSES:

         A.       **

         B.       **

         C.       **

         D.       **

         E.       **


                                        2



[**] Indicates that information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         F.       **

         G.       **

         H.       **

         I.       **

         J.       **

         K.       **

         L.       **

         M.       **

         N.       **

         O.       **

V.       ALLOCATION OF CUSTOMER SERVICE FEES

         A. Physical delivery of U.S. Treasury Notes and Bonds - $** per delivery retained by PSI.

         B. Optional Exchange Fee - $** per security: $** retained by PSI and balance of $** to JHCC.

         C.       ACAT Transfer Fee excluding IRA Accounts - $** per account:
                  $** retained by PSI and balance of $** to JHCC.

         D. Quarterly Abandoned Account Safekeeping Fee- $** per account, retained by PSI. (Fee will be reversed if owner of the account is located.)


                                        3



[**] Indicates that Information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         E. Postage and Handling Fee- $** to JHCC (or any amount determined by JHCC).

         F.       Annual ASR Fee - Fee charged per household with less than two
                  (2) trades per year excluding Money Market trades. **

         G. Purchase of U.S. Treasury Issues at auction - ** per customer, per security retained by PSI if purchased through PSI.

         H.       Estate handling fee optional and negotiated per account -
                  **

         I.       Returned check fee- *** per check, retained by PSI.

         J.       Transfer Agency Certificate Fee- **

VI.      TERMS OF RENEGOTIATION

         As set forth in Article VI, Paragraph (A), of the Agreement, it is understood by and between the parties that any renegotiation as provided for in the above referenced paragraph will be as follows:

         A. Year 4 - The per trade charge described in Article I above will be increased by an amount equal to the Consumer Price Index increase (%) of calendar year 1998. The parties agree to establish the per trade charge for year 6 or the basis for calculating such charge on the fourth anniversary of the conversion date of the Agreement. The parties further agree to negotiate the increase in the per trade charge in good faith in order to agree upon a commercially reasonable increase. In determining a commercially reasonable increase the parties shall use rates and amounts of prior year-to-year adjustments as a basis of consideration.

         B. Year 5 - The per trade charge of year 4 will be increased by an amount equal to the Consumer Price Index increase (%) of calendar year 1999.

         The foregoing does not limit the renegotiation of any other financial terms and services as provided for in this Agreement or as the parties mutually agree to include herein.


             [**] Indicates that information has been omitted and filed separately with the commission pursuant to a request for confidential treatment.

                                  ATTACHMENT II


Prudential Securities Incorporated ("PSI") and John Hancock Clearing Corporation ("JHCC"), Tucker Anthony Incorporated ("TA") and Sutro & Co., Incorporated ("Sutro") agree that the following additional services will be provided to JHCC pursuant to the Clearing Agreement dated ______________:

         A.       BOSS 2000 functions outlined in Schedule A.

         B.       ACE System (Real time balances and positions).

         C.       Correspondent Trading System (Generic Trading System).

         D.       Automated Checkwriting System.

         E. Development and implementation of a separate order routing matrix for JHCC, TA and Sutro.

         F. Client Profile System. (New Account System with customer new account documents and controls).

         G. Production of customer confirmations and statements with JHCC's logos prominently displayed and Wexford Clearing Services Corporation small print as the clearing broker.

         H.       Level 3 Networking and Fund Serv on all participating Mutual
                  Funds.

         I. A Central Asset Account with an annual charge to the client. (Utilizing a JHCC Money Market Fund with checking and debit card through Prudential Bank and Trust).

         J. Smart System for Branch originated Fed Fund wires (fee to JHCC $5 per wire).

         K. Production of Instant Replay statements for year-end tax planning and reporting.

         L. Downloading of JHCC customer and proprietary account information in PSI format.

         M. Customer Statements for select accounts with all the Command Statement features to be charged at a reasonable fee to be determined at a later date.

         N. Furnishing services and functionality to clear all products of John Hancock Mutual Life Insurance Company and its affiliates offered by JHCC, Sutro and TA, provided that PSI provides written consent to clear said products which consent shall not be unreasonably withheld and further provided that none of the products will violate the provisions of Article III, Paragraph
                  (A), Subparagraph 7. JHCC and PSI will determine what, if any, is a reasonable fee for the modifications and/or enhancements to PSI's existing systems for providing such services and functionality. In any event PSI's fee to JHCC shall be at a commercially reasonable rate.

                                   SCHEDULE A

MARKETING                                                BOSS

Broker Book Closed Lot Summary List                      Broker Book Summary
Branch Operations Index                                  Contact Management System
Bond Yield Calculator                                    Portfolio Evaluator
Commissions Calculator                                   Year-end Closed Position Report
Dividend Information by Symbol/Cusip                     Fixed Income Portfolio Analysis
Dividend Operations Information                          Asset Allocation Reports
Household Information by Account Number
Margin Account Debit Ranking by Balance
Mutual Fund Operations Information                       REPORTS
General Margin Information
Option Yield Ranking (Calls)                             FA's Accounts Sorted by Balances
Option Yield Ranking (Puts)                              FA's Accounts Sorted by Security Positions
Automated Corporate Action System                        Good Till Canceled Orders
Security Look-up by Alpha Search                         Commissions by Product
Security Look-up by Symbol                               Total Commissions
Dividend Reinvestment System                             Total Commissions for one Product
Combined Statement Mailing Set-up System                 Commissions by Product for one FA
Telephone Directory                                      Mutual Fund Commissions
WS/W9 Missing Documents                                  Today's Trades by Product
                                                         Today's Trades by Account
                                                         Expiring Bonds
CLIENT                                                   Expiring Options
                                                         Expiring Options by Account
Client Balances Data                                     Large Positions for Stocks
Client Positions                                         Large Positions for Bonds
Client Transaction History                               Large Positions for Options
Client Name and Address                                  All Items for Attention
List of Clients or Prospects                             Extensions Due Today
Operations Balance Data                                  New Margin Calls
List of Active Accounts                                  Cash Over the Wire
Client Memo List                                         Securities Over the Wire
Delivery vs. Payment Information                         Journals Over the Wire
Interested Party Information
Related Accounts
Monthly Statements
Instant Replay (Year-end Consolidated
Statement)

                                 ATTACHMENT III


Prudential Securities Incorporated ("PSI") and John Hancock Clearing Corporation ("JHCC"), Tucker Anthony Incorporated ("TA") and Sutro & Co., Incorporated ("Sutro") agree that the following services will not be provided to JHCC pursuant to the Clearing Agreement dated ______________:

         A.       Connection to the Internet

         B.       E-Mail

         C.       Administration of IRA accounts for which PSI is not custodian

         D.       Risk Management System

         E.       Research

         F.       General Ledger and Accounting Systems

         G.       Accounts Payable System

         H.       Programming for customized commission schedules

         I.       FA compensation package

         J.       FA registration package

         K.       Trading System:

                  Government Trading           Bond Fund Trading
                  Corporate Hi-Yield           Money Desk
                  Corporate Syndicate          Mortgage-Backed Trading
                  Corporate Trading            Block Trading
                  Bond Fund Syndicates

                                   SCHEDULE B
**


             [**] Indicates that information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                    ADDENDUM


Addendum to Attachment I - Financial Arrangements of the Clearing Agreement, dated September 8, 1995, between Prudential Securities Incorporated ("PSI"), Tucker Anthony Incorporated ("TA") and Sutro & Co., Incorporated ("Sutro"), effective December 18, 1995.

Paragraph II INTEREST, subparagraph A., second paragraph is changed to read as follows:

                  PSI will charge JHCC **
                  For purposes of this calculation, Net Debit Balance is defined as follows:

                           Customer account cash and margin debits net of customer account free credits and customer short account balances covered by PSI excess inventory.

Paragraph III GENERAL, add the following subparagraphs E, F and G:

         E. PSI will provide the PSI Command Account Statement features for ** at a charge of **

         F. PSI will provide the support services described on the attached schedule for JHCC Retirement accounts at the following rates.

                  - All retirement accounts with the exception of spousal accounts. **

                  -        Spousal accounts **




             [**] Indicates that information has been omitted and filed separately with the commission pursuant to a request for confidential treatment.

'


                  - Development charges on 70 1/2 mandatory distribution system of**.

         G. PSI will update tax buckets daily, via an automated data feed from JHCC for JHCC 401K Employee Accounts. JHCC agrees to pay programming expenses to PSI.** PSI reserves the right to charge JHCC ****** expenses associated with **.



JOHN HANCOCK                              PRUDENTIAL SECURITIES
CLEARING CORPORATION                      INCORPORATED

BY                                        BY
Signature: Nicholas E. Bonadies           Signature: Edward. Schlitzer
           --------------------------                --------------------------
           Nicholas E. Bonadies                      Edward. Schlitzer

TITLE: President                          TITLE: Managing Director
       ------------------------------            ------------------------------

DATE: January 5, 1996                     DATE: January 19, 1996
      -------------------------------           -------------------------------



TUCKER ANTHONY INCORPORATED               SUTRO & CO. INCORPORATED

BY                                        BY
Signature: Robert H. Yevich               Signature: Jack Luikart
           --------------------------                --------------------------
           Robert H. Yevich                          Jack Luikart

TITLE: President                          TITLE: President
       ------------------------------            ------------------------------

DATE: January 5, 1996                     DATE: January 5, 1996
      -------------------------------           -------------------------------


[**] Indicates that Information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                     SCHEDULE OF RETIREMENT ACCOUNT SERVICES

PSI WILL DO THE FOLLOWING FOR JHCC'S RETIREMENT ACCOUNTS

- File all 1099R's for IRA's, SEP's and SARSEP's with the IRS and the clients.
- File all 5498's for IRA's, SEP's and SARSEP's with the IRS and the clients.
-        File 2439 for IRA's, SEP's and SARSEP's with the IRS.
-        Do all tax correction from 1996 forward.
-        Provide Service Desk availability Monday through Friday from 8:30 a.m.
         to 6:00 p.m. NYT for their branch personnel only. Will not accept calls from their clients.
- Do all Federal and State tax withholding (where applicable) for IRA's, SEP's and SARSEP's.
- Do all Federal and state tax filings (where applicable) for IRA's, SEP's and SARSEP's.
- Provide distribution processing and check disbursement for all retirement accounts.
-        Provide fee bill notices twice a year.
-        Provide fee receipt processing.
- Provide quarterly statements for accounts that have no activity and monthly statements for accounts that have activity.
- Provide a 70 1/2 mandatory distribution system for their Boston operations.
-        Provide full access to the RPIN system.